Axos Financial, Inc. to Announce Fiscal Third Quarter 2023
Results on April 27, 2023

Provides Certain Preliminary Financial Results for Fiscal Third Quarter 2023

LAS VEGAS, NV – (BUSINESSWIRE) – April 4, 2023 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”), parent of Axos Bank, announced today that it will host a conference call on Thursday, April 27, 2023 at 5:00 PM ET (2:00 PM PT) to discuss financial results for the third quarter of fiscal 2023 ended March 31, 2023. The Company also provided certain preliminary financial results for the three months ended March 31, 2023.

•Total deposits increased 25% annualized, or approximately $1.0 billion, from December 31, 2022 to $16.7 billion at March 31, 2023
•FDIC insured deposits represent approximately 90% of total deposits at March 31, 2023
•Total borrowing availability of $5.9 billion across all borrowing facilities
•No borrowings from the Fed’s discount window or the Bank Term Funding Program (“BTFP”); $3.2 billion of immediately available, undrawn capacity at the discount window at March 31, 2023
•No overnight borrowings from Federal Home Loan Bank (“FHLB”). FHLB advances solely consisted of term loans with a weighted average life of 4.8 years totaling $90 million at March 31, 2023 compared to $100 million at December 31, 2022; $2.5 billion of immediately available, undrawn capacity with the FHLB at March 31, 2023
•Total cash, cash equivalents, and cash segregated increased by $550 million from December 31, 2022 to $2.5 billion at March 31, 2023
•Loans, gross of the allowance for credit losses, increased by approximately $370 million from December 31, 2022 to $16.0 billion at March 31, 2023
•Unrealized losses on the available-for-sale securities portfolio remained less than 0.5% of stockholders’ equity at March 31, 2023
•We have no securities classified as held-to-maturity at March 31, 2023
•Repurchased approximately $32 million of common stock in the three months ended March 31, 2023

Joining Greg Garrabrants, President and Chief Executive Officer of Axos on Axos’ third quarter 2023 earnings call will be Derrick Walsh, Executive Vice President and Chief Financial Officer, and Andrew Micheletti, Executive Vice President, Finance. The Company plans to distribute its earnings results on Thursday, April 27, 2023 after 4:00 PM ET (1:00 PM PT).

Interested parties may access the live conference call by visiting Axos Financial’s website at investors.axosfinancial.com and clicking on the webcast link or by dialing toll-free number 877-407-8293. For those interested parties who may be unavailable to listen to the live broadcast, a replay will be available until May 27, 2023, at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13737601.

About Axos Financial, Inc. and Subsidiaries

Axos Financial, Inc. is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank is a nationwide bank, with approximately $18.7 billion in assets as of December 31, 2022. Axos Financial, Inc., through Axos Bank, provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division AAS), with approximately $32.3 billion of assets under custody and/or administration as of December 31, 2022, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the

Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc., please visit investors.axosfinancial.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ deposits and capital ratios, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions and expectations of the environment in which Axos operates. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Johnny Lai, CFA
SVP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com